Exhibit 10.1

Execution Version

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This Amendment No. 3 to Credit Agreement, dated as of March 4, 2020 (this “Amendment”), is entered into by and among Arconic Inc., a Delaware corporation (“Arconic” and from the 2020 Separation Effective Date (as defined below), “Howmet”), the lenders party to this Amendment (the “Lenders”) (as defined below), Citibank, N.A. and JPMorgan Chase Bank, N.A. (each, an Issuer with respect to the L/C Commitments under the Existing Credit Agreement referenced below), Citibank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), JPMorgan Chase Bank, N.A., as syndication agent, and Goldman Sachs Bank USA, as documentation agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Existing Credit Agreement referenced below.

W I T N E S S E T H:

WHEREAS, reference is made to that certain Five-Year Revolving Credit Agreement, dated as of July 25, 2014 (as amended and extended by the letter agreement, dated June 5, 2015, and as further amended pursuant to Amendment No. 1 to Credit Agreement, dated as of September 16, 2016, and as further amended pursuant to Amendment No. 2 to Credit Agreement, dated as of June 29, 2018, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Amendment, the “Credit Agreement”), among Arconic, the lenders and issuers from time to time party thereto, the Administrative Agent and JPMorgan Chase Bank, N.A., as Syndication Agent;

WHEREAS, Arconic intends to separate into two independent, publicly traded companies as described in the Registration Statement on Form 10 of Arconic Rolled Products Corporation publicly filed with the SEC on January 22, 2020 (as such may be amended, supplemented or modified from time to time (to the extent (i) not materially adverse to the Lenders, provided that any such amendments, supplements or modifications shall not be deemed to be material and adverse to the rights or interests of the Lenders if relating to the inclusion of information for which there are placeholders in the Registration Statement on Form 10, such as the distribution ratio and the distribution and record dates or (ii) made with the prior written approval of the Administrative Agent), the “Arconic Form 10”) and in connection therewith (i) Arconic’s “rolled product” business and related assets will be transferred to Arconic Rolled Products Corporation, a Delaware corporation (“Arconic Rolled Products”), (ii) Arconic Rolled Products will be renamed “Arconic Corporation” on the 2020 Separation Effective Date, and (iii) Arconic Inc. will be renamed “Howmet Aerospace Inc.” on the 2020 Separation Effective Date (collectively, the “2020 Separation Transaction”, and the date the 2020 Separation Transaction is consummated, the 2020 Separation Effective Date (as defined below));

WHEREAS, Arconic has requested that the Existing Credit Agreement be amended on the terms and conditions set forth herein to provide for, among other things, the establishment of a $1,500,000,000 senior unsecured revolving credit and letter of credit facility (the “New Facility”) to be provided by the lenders executing this Amendment;

WHEREAS, the New Facility will refinance and replace the existing credit facility under the Existing Credit Agreement and will be established by amending the Existing Credit Agreement pursuant to this Amendment; and

WHEREAS, in connection with the 2020 Separation Transaction and entering into the New Facility, Arconic has requested, and the Lenders and the Administrative Agent have agreed, on the terms and conditions set forth herein, to make certain amendments to the Existing Credit Agreement as provided herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.        Definitions. Unless otherwise specifically defined herein, each term used herein (including in the recitals above) that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

Section 2.        Amendments to the Existing Credit Agreement upon the 2020 Separation Effective Date. Subject to the satisfaction of the conditions set forth in Section 5 below, the parties hereto agree that the Existing Credit Agreement shall be amended, with effect upon the 2020 Separation Effective Date (as defined in Section 5 below), as follows:

(a)            Amendments to reflect the change of Arconic’s name. Each reference in the Credit Agreement to “Arconic” shall be replaced with “Howmet”.

(b)            Amendments to reflect the 2020 Separation Effective Date. Each reference in the Credit Agreement to “Effective Date” shall be replaced with “2020 Separation Effective Date”.

(c)            Amendment of Schedule 6.01(a). Schedule 6.01(a) of the Credit Agreement is hereby amended in its entirety to read as set forth on Exhibit B to this Amendment.

(d)            Amendments to Article I (Definitions and Construction).

(i)           Section 1.01 of the Existing Credit Agreement is hereby amended to insert the following new defined terms in their correct alphabetical order:

“2020 Separation Effective Date” shall have the meaning assigned to such term in Amendment No. 3.

“2020 Separation Transaction” shall have the meaning assigned to such term in Amendment No. 3.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Amendment No. 3” shall mean Amendment No. 3 to this Agreement, dated as of March 4, 2020.

“Amendment No. 3 Effective Date” shall have the meaning assigned to such term in Amendment No. 3.

“Co-Documentation Agents” shall mean ABN Amro Capital USA LLC, Bank of Montreal, BNP Paribas, Credit Suisse AG, Cayman Islands Branch, Fifth Third Bank, National Association, Goldman Sachs Bank USA, Intesa Sanpaolo S.p.A. - New York Branch, Mizuho Bank, Ltd., Morgan Stanley Bank, N.A., MUFG Bank, Ltd., PNC Bank, National Association, Sumitomo Mitsui Banking Corporation, TD Bank, N.A., Truist Bank and U.S. Bank National Association.

“Designated Grenfell Liabilities” shall mean costs and expenses (including legal fees) attributable to or arising from the Grenfell Tower Fire, which have been assumed by Arconic Rolled Products pursuant to the 2020 Separation Documents (as defined in Amendment No. 3).

“Grenfell Tower Fire” shall mean the June 2017 fire at the Grenfell Tower in London, England.

“Howmet Lenders” shall have the meaning assigned to such term in Amendment No. 3.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(ii)          Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the following defined terms in their entirety as follows:

“Applicable Margin” shall mean, as of any date of determination, a per annum rate equal to the rate set forth below opposite the applicable Type of Loan and the Index Debt Ratings in effect on such date set forth below; provided, that in the event the Index Debt Ratings fall within different categories, the Applicable Margin shall be based on the category corresponding to the higher of such Index Debt Ratings, unless such Index Debt Ratings differ by two or more categories, in which case the spreads shall be based upon the category one level below the category corresponding to the higher of such Index Debt Ratings:

	Category 1	Category 2	Category 3	Category 4	Category 5	Category 6
	Index Debt Ratings of at least BBB+ by S&P and/or Baa1 by Moody’s	Index Debt Ratings less than Category 1, but at least BBB by S&P and/or Baa2 by Moody’s	Index Debt Ratings less than Category 2, but at least BBB- by S&P and/or Baa3 by Moody’s.	Index Debt Ratings less than Category 3, but at least BB+ by S&P and/or Ba1 by Moody’s.	Index Debt Ratings less than Category 4, but at least BB by S&P and/or Ba2 by Moody’s.	Index Debt Ratings equal to or lower than BB- by S&P and/or Ba3 by Moody’s.
Applicable Margin for LIBOR Loans	1.015%	1.125%	1.325%	1.50%	1.70%	1.90%
Applicable Margin for Base Rate Loans	0.015%	0.125%	0.325%	0.50%	0.70%	0.90%

“Applicable Facility Fee Rate” shall mean, as of any date of determination, a per annum rate equal to the rate set forth below opposite the Index Debt Ratings in effect on such date set forth below; provided, that in the event the Index Debt Ratings fall within different categories, the Applicable Facility Fee Rate shall be based on the category corresponding to the higher of such Index Debt Ratings, unless such Index Debt Ratings differ by two or more categories, in which case the fee shall be based upon the category one level below the category corresponding to the higher of such Index Debt Ratings:

	Category 1	Category 2	Category 3	Category 4	Category 5	Category 6
	Index Debt Ratings of at least BBB+ by S&P and/or Baa1 by Moody’s	Index Debt Ratings less than Category 1, but at least BBB by S&P and/or Baa2 by Moody’s	Index Debt Ratings less than Category 2, but at least BBB- by S&P and/or Baa3 by Moody’s.	Index Debt Ratings less than Category 3, but at least BB+ by S&P and/or Ba1 by Moody’s.	Index Debt Ratings less than Category 4, but at least BB by S&P and/or Ba2 by Moody’s.	Index Debt Ratings equal to or lower than BB- by S&P and/or Ba3 by Moody’s.
Applicable Facility Fee Rate	0.11%	0.125%	0.175%	0.25%	0.30%	0.35%

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Consolidated EBITDA” shall mean, for any period, for Howmet and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income Taxes payable by Howmet and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense, and (iv) the aggregate amount of fees, expenses and charges incurred or attributed to Howmet and its Subsidiaries in connection with the 2020 Separation Transaction, provided, that, to the extent that the 2020 Separation Effective Date shall have occurred during such period, all of the foregoing shall be determined on a pro forma basis as if the 2020 Separation Effective Date occurred at the beginning of such period.

“Consolidated Net Income” shall mean, for any period, for Howmet and its Subsidiaries on a consolidated basis, the net income of Howmet and its Subsidiaries (excluding any unusual, non-recurring, exceptional or non-cash expenses, losses or charges and any unusual, non-recurring, exceptional or non-cash gains) for such period ((x) excluding any impact of the Designated Grenfell Liabilities or gain or loss (including as a result of insurance recoveries received directly from the insurance company or indirectly from Arconic Corporation), in each case arising from or attributable to the Grenfell Tower Fire and (y) reduced for any cash payments made during such period, whether or not such cash payments would be required to reduce net income in accordance with GAAP, resulting from the Designated Grenfell Liabilities except to the extent such payments either (i) have been reimbursed in cash directly from an insurance provider or reimbursed indirectly from Arconic Corporation or (ii) are expected to be covered and reimbursed in cash within 365 days (A) directly by an insurance provider that is financially sound and reputable and has not disputed coverage or (B) indirectly by Arconic Corporation (in each case of (A) and (B), as determined by Howmet in good faith), such adjustments pursuant to clauses (x) and (y) as set forth in reasonable detail in the certificate of a Financial Officer delivered pursuant to Section 5.01(c)(ii); provided that to the extent such amounts are not so reimbursed within such 365 day period, or are no longer expected to be covered and reimbursed or are disputed, then such unreimbursed amount shall reduce net income for such period).

“Exchange Act Reports” shall mean the Annual Report of Howmet on Form 10-K for the year ended December 31, 2018, the Quarterly Reports of Howmet on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, and the current reports of Howmet on Form 8-K dated January 1, 2019 to the 2020 Separation Effective Date, filed by Howmet with the SEC pursuant to the Securities Exchange Act of 1934; provided, however, that for the purpose of satisfaction of the condition set forth in Section 2.21(b)(B) with respect to the First Extension or the Second Extension only, “Exchange Act Reports” shall mean Howmet’s Annual Report on Form 10-K for the fiscal year of Howmet most recently ended prior to the delivery of the Extension Request with respect to the First Extension or the Second Extension, as applicable (the “Applicable Fiscal Year”), the Quarterly Reports of Howmet on Form 10-Q for each of the quarters ended after the Applicable Fiscal Year and prior to the applicable Extended Maturity Effective Date and all current reports of Howmet on Forms 8-K filed after the Applicable Fiscal Year and prior to the applicable Extended Maturity Effective Date. Notwithstanding the foregoing, references to “Howmet” with respect to any date or period prior to the 2020 Separation Effective Date shall be references to “Arconic Inc.”.

“First Extended Maturity Date” shall mean the sixth anniversary of the 2020 Separation Effective Date or, if such day is not a Business Day, on the immediately preceding Business Day.

“Initial Scheduled Maturity Date” shall mean the fifth anniversary of the 2020 Separation Effective Date or, if such day is not a Business Day, on the immediately preceding Business Day.

“Letter of Credit Sublimit” shall mean $500,000,000.

“Second Extended Maturity Date” shall mean the seventh anniversary of the 2020 Separation Effective Date or, if such day is not a Business Day, on the immediately preceding Business Day.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(iii)          Article I of the Existing Credit Agreement is hereby amended by amending the definition of “Commitment” by replacing “$3,000,000,000” thereof with “$1,500,000,000”.

(iv)          Article I of the Existing Credit Agreement is hereby amended by amending the definition of “Consolidated Net Debt” by replacing “$500,000,000” thereof with “$400,000,000”.

(v)           Article I of the Existing Credit Agreement is hereby amended by amending the definition of “Defaulting Lender” by inserting “or (vi) any Lender that has become the subject of a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any of clauses (i) through (vi)” after “”to become a Non-Defaulting Lender),” and before “above will be conclusive and binding absent manifest error”.

(vi)         Article I of the Existing Credit Agreement is hereby amended by amending the definition of “Interest Period” by inserting “(except with respect to Borrowings denominated in Euros)” after “1, 2” and before “, 3 or 6”.

(vii)       Article I of the Existing Credit Agreement is hereby amended by inserting, after Section 1.03 thereof, the following new Section 1.04:

SECTION 1.04. Divisions. For all purposes under the Loan Documents (including Article VI), in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any person becomes the asset, right, obligation or liability of a different person, then it shall be deemed to have been transferred from the original person to the subsequent person, and (b) if any new person comes into existence, such new person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

(viii)      Article II of the Existing Credit Agreement is hereby amended by amending Section 2.12(b) by inserting “or foreign” after “United States” and before “financial regulatory authorities.”

(ix)        Article II of the Existing Credit Agreement is hereby amended by amending and restating the proviso of Section 2.16 thereof in its entirety as follows:

provided, however, that, (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest and (ii) the provisions of this paragraph shall not apply to (x) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement, (y) any payment obtained by any lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Outstandings to any permitted assignee or participation or (z) the application of cash collateral provided for in Section 2.23 or the last paragraph of Article VII.

(x)          Article III of the Existing Credit Agreement is hereby amended by amending and restating Section 3.06 thereof in its entirety as follows:

SECTION 3.06. Financial Statements. In the case of Howmet, it has furnished to the Lenders copies of its consolidated balance sheet as of December 31, 2018, and the related consolidated statements of income and shareholders’ equity and cash flows for the three years ended December 31, 2018, all audited by PricewaterhouseCoopers LLP, and Howmet’s unaudited consolidated balance sheets as at March 31, 2019, June 30, 2019 and September 30, 2019 and the related unaudited consolidated statements of income and shareholders’ equity and cash flows for the three months then ended. Such financial statements (including the notes thereto) present fairly the financial condition of Howmet and its Subsidiaries as of such dates and the results of their operations and cash flows for the periods then ended (subject, in the case of said balance sheets as at March 31, 2019, June 30, 2019 and September 30, 2019, respectively, and said statements of income, shareholders equity and cash flows for the three months then ended, to the absence of footnote disclosure and normal year-end audit adjustments), all in conformity with GAAP. Notwithstanding the foregoing, references to “Howmet” with respect to any date or period prior to the 2020 Separation Effective Date shall be references to “Arconic Inc.”.

(xi)         Article III of the Existing Credit Agreement is hereby amended by amending and restating Section 3.09 thereof in its entirety as follows:

SECTION 3.09. No Material Adverse Change. Since December 31, 2018, there has been no material adverse change in the business, assets, operations or financial condition of itself and its Subsidiaries, taken as a whole, except, in the case of Howmet and the Borrowing Subsidiaries, as disclosed in the Exchange Act Reports on or prior to the Amendment No. 3 Effective Date.

(xii)        Article III of the Existing Credit Agreement is hereby amended by amending and restating Section 3.19(a) thereof in its entirety as follows:

(a)            Neither the Borrower nor any of its Subsidiaries, nor any of the directors or officers of the Borrower or any of its Subsidiaries, nor, to the Borrower’s knowledge, any of the employees, agents or controlled affiliates of the Borrower or any of its Subsidiaries, is a person that is, or, in the case of the Borrower or its Subsidiaries, is majority-owned or controlled by one or more persons that are (A) the subject of any Sanctions (a “Sanctioned Person”) or (B) located, organized or resident in a country or territory (including, without limitation, as of the date hereof, Crimea, Cuba, Iran, North Korea and Syria) that is the subject of Sanctions that broadly restrict or prohibit dealings with that country or territory (a “Sanctioned Country”).

(xiii)        Article VI of the Existing Credit Agreement is hereby amended by inserting the following new sentence at the end of Section 6.02:

“Notwithstanding anything to the contrary contained herein, nothing in this Section 6.02 shall prohibit or otherwise restrict the 2020 Separation Transactions.”

(xiv)       Article VI of the Existing Credit Agreement is hereby amended by amending and restating Section 6.03 thereof in its entirety as follows:

SECTION 6.03. Consolidated Net Leverage Ratio. Howmet shall not permit the ratio of Consolidated Net Debt to Consolidated EBITDA as of the end of each fiscal quarter for the period of the four fiscal quarters of Howmet most recently ended, to be greater than 3.50 to 1.00.

(xv)        Article X of the Existing Credit Agreement is hereby amended by amending and restating clause (b)(i) of Section 10.04 in its entirety as follows:

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than to any Borrower or any Borrower’s Subsidiary or Affiliate or to any natural person (or a holding company, investment vehicle, or trust for, or owned and operated by or for the primary benefit of a natural person)) all or a portion of its rights and obligations under this Agreement (including all or a portion of its rights and obligations with respect to its Commitment, the Loans and the Letters of Credit) to (1) any other Lender or an Affiliate of such Lender or (2) with the prior written consent (such consent not to be unreasonably withheld ) of:

(xvi)       Article X of the Existing Credit Agreement is hereby amended by amending and restating clause (iv) of Section 10.08(b) in its entirety as follows:

(iv) amend or modify the provisions of Sections 2.15 and 2.16, the provisions of Article VIII, the provisions of this Section or the definition of “Required Lenders”, without the prior written consent of each Lender,

(xvii)      Article X of the Existing Credit Agreement is hereby amended by amending and restating clause (a) of Section 10.18 thereof in its entirety as follows:

(a) to such person’s respective Affiliates and their respective employees, representatives, service providers and agents that are or are expected to be involved in the evaluation of such information in connection with the Transactions contemplated by this Agreement and are advised of the confidential nature of such information,

(xviii)     Article X of the Existing Credit Agreement is hereby amended by amending and restating Section 10.20 thereof in its entirety as follows:

Section 10.20. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 3.       Reduction and Deemed Assignment of Commitments

(a)            Subject to the terms and conditions set forth herein, upon the 2020 Separation Effective Date (i) each lender party hereto hereby agrees to commit to provide its respective Commitment as set forth in Schedule 2.01(a) of Exhibit A hereto (which shall be deemed to supersede and replace Schedule 2.01(a) of the Existing Credit Agreement on the 2020 Separation Effective Date) (each lender listed on Schedule 2.01(a) of Exhibit A hereto, a “Lender”), (ii) each Lender that is not a Lender under the Existing Credit Agreement (a “New Lender”, together with each Lender under clause (i) above, the “Howmet Lenders”) shall become a party to the Credit Agreement as a “Lender” thereunder, and (iii) each Lender under the Existing Credit Agreement that is not a party hereto (each, an “Exiting Lender”) shall, on the 2020 Separation Effective Date, be deemed to have assigned the entire amount of its Commitment and Loans (if any) to the other Lenders (including the New Lenders), allocated among the Lenders in such amounts as shall be required such that, after giving effect to all of the foregoing, the Commitment of each Lender on the 2020 Separation Effective Date shall be as set forth in Schedule 2.01(a) of Exhibit A hereto. Schedule 2.01(a) of Exhibit A hereto shall be deemed to supersede and replace Schedule 2.01(a) of the Existing Credit Agreement upon the 2020 Separation Effective Date; provided, that, in the event that, following the date hereof but prior to the occurrence of the 2020 Separation Effective Date, any Commitments are assigned or changed pursuant to the Credit Agreement (other than as set forth above), then upon the 2020 Separation Effective Date, the Administrative Agent shall make such changes to Schedule 2.01(a) of Exhibit A hereto solely to the extent necessary to give effect to any such assignment or change and to the other provisions of this Section 3(a).

(b)            Each Issuer committed to providing L/C Commitments under the Existing Credit Agreement immediately prior to the effectiveness of this Amendment shall continue to act in such capacity immediately following the effectiveness hereof. Schedule 2.01(b) of Exhibit A hereto shall be deemed to supersede and replace Schedule 2.01(b) of the Existing Credit Agreement upon the 2020 Separation Effective Date; provided, that, in the event that, following the date hereof but prior to the occurrence of the 2020 Separation Effective Date, any L/C Commitments are changed pursuant to the Credit Agreement (other than as set forth above), then upon the 2020 Separation Effective Date, the Administrative Agent shall make such changes to Schedule 2.01(b) of Exhibit A hereto solely to the extent necessary to give effect to any such change and to the other provisions of this Section 3(b).

(c)            In furtherance of the foregoing, (i) each Exiting Lender shall cease to have a Commitment on the 2020 Separation Effective Date and shall cease to be a Lender under the Credit Agreement as though its Commitment had been assigned to the other Lenders in accordance with Section 10.04(b) of the Credit Agreement, (ii) all unpaid interest, fees and other amounts owing to such Exiting Lender under the Credit Agreement immediately prior to the occurrence of the 2020 Separation Effective Date shall be paid by Arconic to such Exiting Lender on the 2020 Separation Effective Date and (iii) any outstanding Loans of the Exiting Lenders deemed assigned to the other Lenders pursuant to Section 3(a) above shall be deemed purchased at par by such Lenders from the Exiting Lenders on the 2020 Separation Effective Date.

(d)            Each New Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the 2020 Separation Effective Date, become a Lender for all purposes of the Credit Agreement and have a Commitment in the principal amount as set forth opposite its name in Schedule 2.01(a) of Exhibit A hereto. Each New Lender (i) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (ii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iii) agrees to be bound by the terms of the Credit Agreement and perform in accordance with their terms all of the obligations that, by the terms of the Credit Agreement, are required to be performed by it as a Lender, (iv) represents and warrants that it has full power and authority, and has taken all actions necessary, to execute and deliver this Amendment, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement and (v) confirms it has delivered the documentation required under Section 2.18 of the Credit Agreement and an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by each New Lender.

Section 4.      Conditions Precedent to Amendment No. 3 Effective Date.

This Amendment shall be effective upon the date on which the following conditions precedent are satisfied (such date, the “Amendment No. 3 Effective Date”):

(a)            Amendment. The Administrative Agent shall have received counterparts of this Amendment, duly executed by Arconic, the Lenders (including each New Lender), each Issuer and the Administrative Agent.

(b)            Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment No. 3 Effective Date (including, without limitation, (x) upfront fees payable to the Lenders and (y) fees and other amounts due and payable under Section 10.05 (Expenses; Indemnity) of the Existing Credit Agreement).

Section 5.      Conditions Precedent to 2020 Separation Effective Date.

The amendments set forth under Sections 2 and 3 herein shall be effective upon the date on which the following conditions precedent are satisfied (such date, the “2020 Separation Effective Date” which date shall be no later than August 1, 2020):

(a)            Consummation of Separation and Certificate. Each of the material agreements and documentation (including all schedules and exhibits thereto) relating to the 2020 Separation Transaction (including any amendments, supplements or other modifications with respect thereto or waivers or consents in respect thereof) (collectively, the “2020 Separation Documents”) shall be consistent in all material respects with Arconic Form 10 and otherwise reasonably acceptable to the Administrative Agent, in each case, to the extent material to the interests of the Lenders with respect to the 2020 Separation Transaction. The 2020 Separation Transaction shall be consummated in all material respects in accordance with the terms of the 2020 Separation Documents and Arconic Form 10. Arconic shall deliver to the Administrative Agent, on the 2020 Separation Effective Date, a certificate of an officer of Arconic certifying that the requirements of this clause (a) have been satisfied.

(b)            Opinion. The Administrative Agent shall have received a written opinion reasonably satisfactory to the Administrative Agent and the Lenders of Cleary Gottlieb Steen & Hamilton LLP, as counsel to Arconic, K&L Gates LLP, as counsel to Arconic and Richards, Layton & Finger, P.A., as Delaware counsel to Arconic, dated the 2020 Separation Effective Date and addressed to the Administrative Agent and the Lenders.

(c)            Corporate Documents. The Administrative Agent shall have received (i) a copy, including all amendments thereto, of the charter of Arconic, certified as of a recent date by the Secretary of State or other appropriate official of its jurisdiction of incorporation and a certificate as to the good standing of Arconic as of a recent date, from such Secretary of State or other official; (ii) a certificate of the Secretary or Assistant Secretary of Arconic dated the 2020 Separation Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of Arconic as in effect on the 2020 Separation Effective Date showing all amendments thereto since the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of Arconic authorizing the execution, delivery and performance of this Amendment and the borrowings by Arconic hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charter of Arconic has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing this Amendment or any other document delivered in connection herewith on behalf of Arconic; (iii) a certificate of another officer of Arconic as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders or Weil, Gotshal & Manges LLP, counsel for the Administrative Agent may reasonably request.

(d)            Existing Loans. No loans shall be outstanding under the Existing Credit Agreement.

(e)            Representations and Warranties. The representations and warranties set forth in Section 6 of this Amendment shall be true and correct in all material respects (or in all respects if such representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) on and as of the 2020 Separation Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(f)            Conditions Precedent Certificates. The Administrative Agent shall have received certificates dated the 2020 Separation Effective Date and signed by a Financial Officer of Arconic confirming the satisfaction of the conditions precedent set forth in paragraphs (d) and (e) of this Section 5 and that as of the 2020 Separation Effective Date, no Event of Default or Default has occurred and is continuing.

(g)            Responsible Officer Certificates. The Administrative Agent shall have received certificates of a Responsible Officer of Arconic, each dated the 2020 Separation Effective Date and stating that (i) except as previously disclosed, Arconic and each of its Subsidiaries have complied in all respects with all Federal, state, local and foreign statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control except to the extent any such failure so to comply would not, alone or together with any other such failure, be reasonably likely to result in a Material Adverse Effect; (ii) neither Arconic nor any of its Subsidiaries has received notice of any failure so to comply which alone or together with any other such failure would be reasonably likely to result in a Material Adverse Effect; and (iii) the plants of Arconic and its Subsidiaries do not manage any hazardous wastes, toxic pollutants or substances similarly denominated in violation of any applicable law or regulations promulgated pursuant thereto including, for operations within the United States, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law, where such violation would be reasonably likely to result, individually or together with any such other violations, in a Material Adverse Effect.

(h)            Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable under Section 10.05 (Expenses; Indemnity) of the Credit Agreement on or prior to the 2020 Separation Effective Date to the extent invoiced at least two Business Days prior to the 2020 Separation Effective Date (or such shorter period as agreed to by Arconic); provided that such invoice requirement is applicable only if written notice of the date on which the 2020 Separation Effective Date will occur is provided to the Administrative Agent at least four Business Days prior to the 2020 Separation Effective Date (or such shorter period as agreed to by the Administrative Agent).

Section 6.      Representations and Warranties. To induce the Administrative Agent and the Lenders party hereto to enter into this Amendment, Arconic hereby represents and warrants to the Administrative Agent and the Lenders, that:

(a)            Authorization. Arconic has the power and authority, corporate or otherwise, to execute, deliver and carry out the provisions of this Amendment, or to become a party to this Amendment in accordance with the terms hereof and to perform its obligations hereunder and under the Credit Agreement as modified hereby, and all such action has been duly and validly authorized by all necessary proceedings, corporate or otherwise, on its part.

(b)            Enforceability. This Amendment has been duly executed and delivered by Arconic and this Amendment and the Credit Agreement as modified hereby constitute the legal, valid and binding obligations of Arconic, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

(c)            Governmental Approvals. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority (other than filings under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder) is necessary in connection with Arconic’s execution and delivery of this Amendment, the consummation by Arconic of the transactions contemplated hereby or Arconic’s performance of or compliance with the terms and conditions hereof or of the Credit Agreement as modified hereby.

(d)            No Conflict. None of the execution and delivery by Arconic of this Amendment, the consummation by Arconic of the transactions contemplated hereby or the performance by Arconic of or compliance by Arconic with the terms and conditions hereof or of the Credit Agreement as modified hereby will (a) violate any law, constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority to which it is subject, (b) conflict with or result in a breach or default under its charter or Memorandum and Articles of Association or by-laws (or equivalent organizational or governing documents), as applicable, (c) conflict with or result in a breach or default which is material in the context of this Amendment under any agreement or instrument to which Arconic is a party or by which it or any of its properties, whether now owned or hereafter acquired, may be subject or bound or (d) result in the creation or imposition of any Lien prohibited by Section 6.01 of the Credit Agreement upon any property or assets, whether now owned or hereafter acquired, of Arconic.

(e)            No Default; Representations and Warranties. On and as of the Amendment No. 3 Effective Date and the 2020 Separation Effective Date, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of Arconic set forth in the Loan Documents are true and correct in all material respects (or in all respects if such representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) with the same effect as though made on and as of the date hereof, except to the extent that any such representation or warranty specifically refers to an earlier date, in which case such representation or warranty is true and correct in all material respects (or in all respects if such representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) as of such earlier date.

Section 7.      Reference to and Effect on the Existing Credit Agreement.

(a)            From the Amendment No. 3 Effective Date (i) this Amendment and the Existing Credit Agreement shall be construed as a single instrument and (ii) each reference in the Existing Credit Agreement to “the Credit Agreement”, “this Agreement”, “hereunder”, “hereof” or words of like import, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.

(b)            From the 2020 Separation Effective Date, each reference to “Facility” shall mean and be a reference to the “New Facility” as defined herein.

(c)            Except as expressly set forth in this Amendment, all of the terms and provisions of the Existing Credit Agreement, each other Loan Document, and all other instruments and agreements executed in connection therewith are and shall remain in full force and effect and are hereby reaffirmed, ratified and confirmed, and the Borrowers shall continue to be bound by all of such terms and provisions.

(d)            Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(e)            This Amendment is a Loan Document under (and as defined in) the Credit Agreement.

Section 8.      Ticking Fee. Arconic agrees to pay, or cause any other Borrower to pay, in immediately available Dollars for the account of the Howmet Lenders, a ticking fee (collectively, the “Ticking Fee”) at a rate per annum equal to the Applicable Facility Fee Rate (as such term is to be defined as of the 2020 Separation Effective Date) on the average daily amount of such Howmet Lender’s commitment as set forth on Schedule 2.01(a) of Exhibit A, for the period commencing on and including the 91st day after the Amendment No. 3 Effective Date (the “Ticking Fee Start Date”) and expiring on the earlier of (x) the 2020 Separation Effective Date and (y) the date such commitment as set forth on Schedule 2.01(a) of Exhibit A is terminated. Accrued Ticking Fees shall be payable in arrears on (A) the last Business Day of each calendar quarter, commencing on the first such Business Day following the Ticking Fee Start Date, for the account of each Howmet Lender and (B) the date on which the commitments on Schedule 2.01(a) of Exhibit A hereto shall be terminated in whole (or, in the case of Letters of Credit, fully cash collateralized in accordance with the last paragraph of Article VII), for the account of each Howmet Lender. All Ticking Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days

Section 9.      Miscellaneous.

(a)            Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. SECTION 10.11 AND 10.15 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AND SHALL APPLY HERETO.

(b)            Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

(c)            Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 10.03 of the Credit Agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, PDF or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 10.      Term. Except in the case of Section 8, this Amendment shall terminate if the 2020 Separation Effective Date has not occurred on or prior to August 1, 2020.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ARCONIC INC.

By:	/s/ Peter Hong
	Name:	Peter Hong
	Title:	Vice President and Treasurer

[Signature Page to Amendment No. 3 to Credit Agreement]

CITIBANK, N.A.,
individually as a Lender, as an Issuer and as Administrative Agent

By:	/s/ Michael Vondriska
	Name:	Michael Vondriska
	Title:	Vice President

[Signature Page to Amendment No. 3 to Credit Agreement]

JPMorgan Chase Bank, N.A., as a Lender and as an Issuer

By:	/s/ James Shender
	Name:	James Shender
	Title:	Executive Director

[Signature Page to Amendment No. 3 to Credit Agreement]

ABN Amro capital usa llc, as a Lender

By:	/s/ Jamie Matos
	Name:	Jamie Matos
	Title:	Director

By:	/s/ Amit Wynalda
	Name:	Amit Wynalda
	Title:	Executive Director

[Signature Page to Amendment No. 3 to Credit Agreement]

Bank of montreal, as a Lender

By:	/s/ Josh Hovermale
	Name:	Josh Hovermale
	Title:	Director

[Signature Page to Amendment No. 3 to Credit Agreement]

BNP paribas, as a Lender

By:	/s/ Raymond G. Dunning
	Name:	Raymond G. Dunning
	Title:	Managing Director

By:	/s/ Nicolas Anberree
	Name:	Nicolas Anberree
	Title:	Vice President

[Signature Page to Amendment No. 3 to Credit Agreement]

CREdit suisse ag, cayman islands branch, as a Lender

By:	/s/ Judy Smith
	Name:	Judy Smith
	Title:	Authorized Signatory

By:	/s/ Andrew Griffin
	Name:	Andrew Griffin
	Title:	Authorized Signatory

[Signature Page to Amendment No. 3 to Credit Agreement]

fifth third bank, national association, as a Lender

By:	/s/ Michael S. Barnett
	Name:	Michael S. Barnett
	Title:	Senior Vice President

[Signature Page to Amendment No. 3 to Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Ryan Durkin
	Name:	Ryan Durkin
	Title:	Authorized Signatory

[Signature Page to Amendment No. 3 to Credit Agreement]

Name of Institution:

Intesa Sanpaolo S.P.A. - New York Branch

By:	/s/ Alessandro Toigo
	Name:	Alessandro Toigo
	Title:	Head of Corporate Desk

By:	/s/ William Denton
	Name:	William Denton
	Title:	Global Relationship Manager

[Signature Page to Amendment No. 3 to Credit Agreement]

Mizuho Bank, Ltd., as a Lender

By:	/s/ Donna DeMagistris
	Name:	Donna DeMagistris
	Title:	Executive Director

[Signature Page to Amendment No. 3 to Credit Agreement]

Morgan Stanley Bank, N.A., as a Lender

By:	/s/ Alysha Salinger
	Name:	Alysha Salinger
	Title:	Authorized Signatory

[Signature Page to Amendment No. 3 to Credit Agreement]

MUFG Bank, Ltd., as a Lender

By:	/s/ Liwei Liu
	Name:	Liwei Liu
	Title:	Vice President

[Signature Page to Amendment No. 3 to Credit Agreement]

PNC Bank, National Association, as a Lender

By:	/s/ Joseph McElhinny
	Name:	Joseph McElhinny
	Title:	Vice President

[Signature Page to Amendment No. 3 to Credit Agreement]

Sumitomo Mitsui Banking Corporation, as a Lender

By:	/s/ Michael Maguire
	Name:	Michael Maguire
	Title:	Managing Director

[Signature Page to Amendment No. 3 to Credit Agreement]

TD Bank, N.A., as a Lender

By:	/s/ Maciej Niedzwiecki
	Name:	Maciej Niedzwiecki
	Title:	Senior Vice President

[Signature Page to Amendment No. 3 to Credit Agreement]

Truist Bank as successor by merger to SunTrust Bank, as a Lender

By:	/s/ Julie Lindberg
	Name:	Julie Lindberg
	Title:	Vice President

[Signature Page to Amendment No. 3 to Credit Agreement]

U.S. Bank National Association, as a Lender

By:	/s/ Kelsey E. Hehman
	Name:	Kelsey E. Hehman
	Title:	Assistant Vice President

[Signature Page to Amendment No. 3 to Credit Agreement]

Citizens Bank, N.A., as a Lender

By:	/s/ Eric J. Grasso
	Name:	Eric J. Grasso
	Title:	Vice President

[Signature Page to Amendment No. 3 to Credit Agreement]

ING Bank N.V., Dublin Branch, as a Lender

By:	/s/ Sean Hassett
	Name:	Sean Hassett
	Title:	Director

By:	/s/ Pádraig Matthews
	Name:	Pádraig Matthews
	Title:	Director

[Signature Page to Amendment No. 3 to Credit Agreement]

The Bank of Nova Scotia, as a Lender

By:	/s/ Kevin McCarthy
	Name:	Kevin McCarthy
	Title:	Director

[Signature Page to Amendment No. 3 to Credit Agreement]

The Huntington National Bank, as a Lender

By:	/s/ Marcel Fournier
	Name:	Marcel Fournier
	Title:	Vice President

[Signature Page to Amendment No. 3 to Credit Agreement]

Banco Bradesco S.A., New York Branch, as a Lender

By:	/s/ Sonia Bettencourt
	Name:	Sonia Bettencourt
	Title:	Coordinator

By:	/s/ Marcio Bonilha Neto
	Name:	Marcio Bonilha Neto
	Title:	Coordinator

[Signature Page to Amendment No. 3 to Credit Agreement]

M&T Bank, as a Lender

By:	/s/ Ramal Moreland
	Name:	Ramal Moreland
	Title:	Vice President

[Signature Page to Amendment No. 3 to Credit Agreement]

Nomura Corporate Funding Americas, LLC, as a Lender

By:	/s/ Garrett P. Carpenter
	Name:	Garrett P. Carpenter
	Title:	Managing Director

[Signature Page to Amendment No. 3 to Credit Agreement]

Riyad Bank, Houston Agency, as a Lender

By:	/s/ Michael Meiss
Michael Meiss
General Manager

/s/ Manny Cafeo
Manny Cafeo
Vice President, Operations Manager

[Signature Page to Amendment No. 3 to Credit Agreement]

Standard Chartered Bank, as a Lender

By:	/s/ James Beck
	Name:	James Beck
	Title:	Associate Director
Standard Chartered Bank

[Signature Page to Amendment No. 3 to Credit Agreement]

The Bank of New York Mellon, as a Lender

By:	/s/ William M. Feathers
	Name:	William M. Feathers
	Title:	Director

[Signature Page to Amendment No. 3 to Credit Agreement]

Westpac Banking Corporation, as a Lender

By:	/s/ Stuart Brown
	Name:	Stuart Brown
	Title:	Executive Director, Westpac

[Signature Page to Amendment No. 3 to Credit Agreement]

EXHIBIT A

[Amendments to Schedules to Credit Agreement]

SCHEDULE 2.01(a)
TO CREDIT AGREEMENT

LENDERS AND COMMITMENTS

Lender	Commitment
Citibank N.A.	$85,000,000
JPMorgan Chase Bank, N.A.	$85,000,000
ABN Amro Capital USA LLC	$65,000,000
Bank of Montreal	$65,000,000
BNP Paribas	$65,000,000
Credit Suisse AG, Cayman Islands Branch	$65,000,000
Fifth Third Bank, National Association	$65,000,000
Goldman Sachs Bank USA	$65,000,000
Intesa Sanpaolo S.p.A.- New York Branch	$65,000,000
Mizuho Bank, Ltd.	$65,000,000
Morgan Stanley Bank, N.A.	$65,000,000
MUFG Bank, Ltd.	$65,000,000
PNC Bank, National Association	$65,000,000
Sumitomo Mitsui Banking Corporation	$65,000,000
TD Bank, N.A.	$65,000,000
Truist Bank	$65,000,000
U.S. Bank National Association	$65,000,000
Citizens Bank, N.A.	$45,000,000
ING Bank N.V., Dublin Branch	$45,000,000
The Bank of Nova Scotia	$45,000,000
The Huntington National Bank	$45,000,000
Banco Bradesco S.A., New York Branch	$25,000,000
M&T Bank	$25,000,000
Nomura Corporate Funding Americas, LLC	$25,000,000
Riyad Bank, Houston Agency	$25,000,000
Standard Chartered Bank	$25,000,000
The Bank of New York Mellon	$25,000,000
Westpac Banking Corporation	$25,000,000
Total	$1,500,000,000

SCHEDULE 2.01(b)
TO CREDIT AGREEMENT

ISSUERS AND L/C COMMITMENTS

Issuing Bank	Commitment
Citibank, N.A.	$200,000,000
JPMorgan Chase Bank, N.A.	$200,000,000

EXHIBIT B

Schedule 6.01(a) to Credit Agreement

ENTITY	REGION	LIEN TYPE	NET LIEN AMOUNT (USD)	DESCRIPTION OF COLLATERAL	SECURED PARTY
X9805 CONS - ADJ TO CORP EQUITY	Corporate	Leased Equipment	$7,659,174.62	Makino Mag Equipment - Tied to L3926 RTI Claro - Laval	GE Capital
L0558 HOWMET CIRAL SNC	Europe	Leased Structures	–	Leased building at tooling plant	District du Pays d'Evron
L3926 RTI CLARO - LAVAL	North America	Mortgages/ Leases	$3,624,311.89	Makino Mag Equipment	GE Capital
L0059 ACOA - PITTSBURGH - CORP HQ	North America	Computer Software	$249,932.20	Computer Software	Cisco
L0059 ACOA - PITTSBURGH - CORP HQ	North America	Mortgages/ Leases	$218,690.71	Computer Software	Cisco
L0671 Three Rivers Insurance Co (Arconic Inc.)	North America	Pledged Collateral	$21,198,765.00	Three Rivers currently pledges a portion of its investment security assets held at TD Wealth Management as collateral for bank letters of credit issued by TD Bank. Calculated by taking the total amount of LOCs outstanding divided by 80%. As reported to the banks on June 29, 2018. (Original amount on June 29, 2018 - 25,945,681.25)	TD Bank
L0671 Three Rivers Insurance Co (Arconic Inc.)	North America	Pledged Collateral	–	Three Rivers currently pledges a portion of its investment security assets held at TD Wealth Management as collateral for bank letters of credit issued by TD Bank. Calculated by taking the total amount of LOCs outstanding divided by 80%. As adjusted after June 29, 2018. (No amount remaining because net lien amount is less than the original amount seen on June 29, 2018 above)	TD Bank
		Total Lien Amount:	$32,950,874.42

		Applicable Lien Amount:	–